Exhibit 10.1
SECOND AMENDMENT TO
KENNEDY-WILSON HOLDINGS, INC.
SECOND AMENDED AND RESTATED
2009 EQUITY PARTICIPATION PLAN

THIS SECOND AMENDMENT TO KENNEDY-WILSON HOLDINGS, INC. SECOND AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN (this “Second Amendment”) is made and adopted by the Board of Directors (the “Board”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), on April 26, 2022, effective as of the date of the Company’s 2022 annual meeting of stockholders, provided that it is approved by the Company’s stockholders on that date (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Article XV of the Plan, the Board may amend the Plan from time to time; provided that any such amendment to increase the number of shares of Common Stock subject to the Plan shall be subject to approval by the Company’s shareholders; and

WHEREAS, the Company desires to amend the Plan as set forth herein, including to increase the number of shares of Common Stock subject to the Plan by an additional three million (3,000,000) shares of Common Stock as set forth herein.

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date:

AMENDMENT

1.    Section 4.2 of the Plan is hereby amended and restated in its entirety as follows:

        “Section 4.2    Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including any acceleration of vesting, subject to the limitations in this Section 4.2), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of shares of Common Stock which may be issued under an Award, all as applicable. Notwithstanding the foregoing or anything herein to the contrary, the Committee may only accelerate the vesting, exercisability and/or payment (as applicable) of an Award on a discretionary basis upon a termination of the applicable Holder’s status as an Employee, Director or Consultant (as applicable) due to the Holder’s death or Total and Permanent Disability.”

2.    Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

    “Section 5.1    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed twenty-one million two hundred forty-five thousand (21,245,000) shares (the “Share Limit”). Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of shares of Common Stock with

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respect to one or more Awards that may be granted to any one Employee during any calendar year shall be two million (2,000,000) shares (subject to adjustment in the same manner as provided in Article XIV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with such Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Awards that are canceled or Options or Stock Appreciation Rights that are repriced. In addition, the grant date fair value (determined as of the date of grant under applicable accounting standards) of Awards granted to any Director during any calendar year shall not exceed six hundred thousand dollars $600,000 (the “Director Limit”).”

3.    Effective as of the Effective Date, this Second Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.     Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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    I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Kennedy-Wilson Holdings, Inc. on April 26, 2022.

    Executed on this 26th day of April, 2022.

By: _/s/ In Ku Lee_______________________
Name: In Ku Lee
Title: Senior VP, Deputy GC

    I hereby certify that the foregoing Second Amendment was duly approved by the stockholders of Kennedy-Wilson Holdings, Inc. on June 9, 2022.

    Executed on this 9th day of June, 2022.

By: _/s/ In Ku Lee_______________________
Name: In Ku Lee
Title: Senior VP, Deputy GC

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